EXHIBIT 3.2
                                     FORM OF

                           TURBINE TRUCK ENGINES, INC.

                                     BY-LAWS

                                     Offices

          1. The address of the registered office of the corporation in the
State of Delaware is 11th Floor, Rodney Square North, 11th & Market Streets,
Wilmington, New Castle County, Delaware.
                   The registered agent in charge thereof is CORPORATION
GUARANTEE AND TRUST COMPANY.
          2. The Corporation may also have offices at such other places as the
Board of Directors may appoint.

                                      Seal

          3. The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its creation and the words "Corporate
Seal, Delaware".

                             Stockholders' Meetings

          4. All meetings of the stockholders shall be held at

          5. Stockholders may vote at all meetings either in person or by proxy in writing.
          6. A majority in amount of the stock issued and outstanding represented by the holder in person or by proxy shall be requisite at every meeting to constitute a quorum for the election of Directors or for the transaction of other business.
          7. Voting upon all questions at all meetings of the stockholders shall be by shares of stock and not per capita, unless otherwise provided in the
Certificate of Incorporation, or any amendment thereof.
          8. The vote for Directors, and upon the demand of any stockholder, the vote upon any question before the meeting shall be by ballot.

                                 Annual Meeting

          9. The annual meeting of stockholders, after the year 2000, shall be held on the _____ day of ________________, unless a legal holiday, and if a legal holiday, then on the next secular day following, at _________________
___________ at _________ o'clock .M., when they shall elect by a plurality vote, by ballot, a Board of four Directors to serve for one year, each stockholder being entitled to one vote, in person or by proxy, for each share of stock standing registered in his or her name.

                               Proxies to be Filed

          10. All proxies shall be filed with the Secretary of the meeting before being voted upon.

                              List of Stockholders

          11. A full list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order with the number of shares held by each, shall be prepared by the Secretary and filed at least ten days before every election in the place where said election is to be held, and shall at all times, during the usual hours for business, be open to the examination of any stockholder.

                        Special Meetings of Stockholders

          12. Special meetings of the stockholders may be called by the
President, and shall be called at the request in writing by stockholders of record owning a majority in amount of the capital stock of the Corporation issued and outstanding.

                               Notice of Meetings

          13. Written notice stating the place, date, hour and purpose of any meeting shall be given not less then ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

                          Regular Meetings of Directors

          14. A regular meeting of the Board of Directors shall be held annually, immediately following the annual meeting of Stockholders at the place where each meeting of the Stockholders is held or at each other place, date and hour as a majority of the newly elected Directors may designate. At such meeting the Board of Directors shall elect officers of the Corporation. In addition to such regular meeting, the Board of Directors shall have the power to fix by resolution the place, date and hour of other regular meetings of the Board.

                            Special Meetings of Board

          15. Special meetings of the Board may be called by the President on one days' notice to each Director, either personally, by mail or by wire;
special meetings may be called in like manner and on like notice, on the written request of a majority of the Directors in office.

                           Quorum at Meetings of Board

          16. A majority of the Directors shall be necessary at all meetings to constitute a quorum for the transaction of any business.

                           General Powers of Directors

          17. The Board of Directors shall have the management of the business of the Corporation. In addition to the powers and authorities of these By-Laws expressly conferred upon them, the Board may exercise all such powers of the
Corporation and do all such lawful acts and things as are not by statute or by these By-Laws directed or required to be exercised or done by the stockholders.

                          Specific Powers of Directors

          18. Without prejudice to the general powers conferred by the last preceding clause, and the other powers conferred by the Certificate of
Incorporation and by these By-Laws, it is hereby expressly declared that the
Board of Directors shall have the following powers, that is to say:
           First. From time to time to make and change rules and regulations, not inconsistent with these By-Laws, for the management of the Corporation's business and affairs.
          Second. To purchase or otherwise acquire for the Corporation any property, rights or privileges which the Corporation is authorized to acquire, at such price and on such terms and conditions and for such consideration as they shall from time to time see fit.
          Third. At their discretion to pay for any property or rights acquired by the Corporation, either wholly or partly in money or in stocks, bonds, debentures or other securities of the Corporation.
          Fourth. To create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effectuate the same.
          Fifth. To appoint and at their discretion remove or suspend such subordinate officers, agents or servants, permanently or temporarily, as they may from time to time think fit, and to determine their duties, and fix, and from time to time change, their salaries or emoluments, and to require security in such instances and in such amounts as they think fit.
          Sixth. To confer by resolution upon any appointed officer of the
Corporation the power to choose, remove or suspend such subordinate officers, agents or servants.

          Seventh. To appoint any person or persons to accept and hold in trust for the Corporation any property belonging to the Corporation, or in which it is interested, or for any other purpose, and to execute and do all such duties and things as may be requisite in relation to any such trust.
          Eighth. To determine who shall be authorized on the Corporation's behalf to sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and documents.
          Ninth. From time to time to provide for the management of the affairs of the Corporation, at home or abroad, in such manner as they see fit, and in particular, from time to time, to delegate any of the powers of the Board in the course of the current business of the Corporation to any standing or special committee, or to any officer or agent and to appoint any persons to be the agents of the Corporation, with such powers (including the power to sub-delegate), and upon such terms as may be deemed fit.

                            Compensation of Directors

          19. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.
          20. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                              Election of Officers

          21. The Corporation shall have a President, a Secretary and a
Treasurer, who shall be elected by the Board of Directors. The Board of
Directors may elect as additional officers, a Chairman of the Board of
Directors, one or more Vice Presidents, and one or more assistant officers.
          22. All such officers shall be subject to removal by resolution of the
Board at any time, with or without cause; provided a majority of the whole Board shall vote in favor thereof.

                                  The President

          23. The President shall preside at all meetings of the stockholders and Directors; he shall have general and active management of the business of the corporation; shall see that all orders and resolutions of the Board are carried into effect; shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, and when authorized by the
Board, affix the seal to any instrument requiring the same, and the seal when so affixed shall be attested by the signature of the Secretary or the Treasurer.

          24. He shall have general superintendence and direction of all the other officers of the Corporation, and shall see that their duties are properly performed.
          25. He shall submit a report of the operations of the Corporation for the fiscal year to the Directors at their regular meeting, and to the stockholders at the annual meeting, and from time to time shall report to the
Board all matters within his knowledge, which the interests of the Corporation may require to be brought to their notice.
          26. He shall be ex officio a member of all standing committees, and shall have the general powers and duties of supervision and management usually vested in the office of the President of a corporation.

                               The Vice President

          27. The Vice President shall be vested with all the powers, and required to perform all the duties of the President in his absence.

                                  The Secretary

          28. The Secretary shall keep full minutes of all meetings of the stockholders and Directors; he shall be ex officio Secretary of the Board of
Directors; he shall attend all sessions of the Board, shall act as clerk thereof, and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notices of all meetings of the stockholders of the corporation and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or
President, under whose supervision he shall be.

                                  The Treasurer

          29. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the
Corporation, in such depositories as may be designated by the Board of
Directors.
          30. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation, and at the regular annual meeting of the
Board, a like report for the preceding year.
          31. He shall give the Corporation a bond in a sum, and with one or more sureties, if the Board of Directors so do determine, for the faithful performance of the duties of his office, and the restoration to the Corporation, in case of his death, resignation or removal from office, of all books, papers, vouchers, money or other property of whatever kind in his possession belonging to the Corporation.

                                    Vacancies

          32. If the office of any Director, or of the President,
Vice President, Secretary or Treasurer, one or more, become vacant, by reason of death, resignation, disqualification, or otherwise, the remaining Directors, although less than a quorum, by a majority vote, may choose a successor or successors, who shall hold office for the unexpired term.

                               Officers May Resign

          33. Any Director or other officer may resign his office at any time, such resignation to be made in writing, and to take effect from the time of its receipt by the Corporation, unless some time be fixed in the resignation, and then from that date. The acceptance of a resignation shall not be required to make it effective.

                       Duties of Officers May be Delegated

          34. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer, or to any Director for the time being; provided a majority of the entire Board concur therein.

                                 Indemnification

          35. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          36. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses
(including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                               Transfers of Stock

          37. All transfers of the sock of the Corporation shall be made upon the books of the Corporation by the holder of the shares in person, or by his legal representatives, certificates of stock shall be surrendered and canceled at the time of transfer.
          38. No transfer of stock shall be made within ten days next preceding the day appointed for paying a dividend.
          39. The Board may also close the transfer books for not exceeding twenty days preceding the annual meeting of stockholders.
          40. The Corporation shall be entitled to treat the registered holder of any share as the absolute owner thereof, and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share, on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the Statutes of Delaware.

                              Certificates of Stock

          41. Certificates of Stock shall be signed by the President or Vice
President, and the Treasurer or Assistant Treasurer or Secretary or Assistant
Secretary and shall bear the seal of the Corporation.

                               Loss of Certificate

          42. Any person claiming a certificate of stock to be lost or destroyed, shall make an affidavit or affirmation of the fact and advertise the same in such manner as the Board may require, and shall give the Corporation a bond of indemnity in form and with one or more sureties satisfactory to the
Board, in at least double the value of such certificate, whereupon the proper officers may issue a new certificate of the same tenor with the one alleged to be lost or destroyed, but always subject to the approval of the Board.

                        Inspection of Books and Accounts

          43. The books, accounts and records of the Corporation shall be open to inspection by any member of the Board of Directors at all times; stockholders may, in the discretion of the Board, inspect the books of the Corporation at such reasonable times as the Board of Directors may by resolution designate.

                                    Dividends

          44. Dividends on the capital stock of the Corporation when earned, shall be declared at the discretion of the Board of Directors.

                           Directors' Annual Statement

          45. The Board of Directors shall present at each annual meeting, and when called for by the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the Corporation.

                                     Notice

          46. Whenever notice is required by statute or by these By-Laws to be given to the stockholders, or the Directors, or any other officer of the
Corporation, personal notice is not meant unless expressly so stated; and any notice so required shall be deemed to be sufficient if given by depositing the same in a post office box, properly stamped, addressed to such stockholder,
Director or officer; and such notice shall be deemed to have been given at the time of such mailing, except where notice is given by wire, in which latter case notice shall be deemed to be given at the time the same is delivered to the telegraph company.

                                   Amendments

          47. The stockholders, by the affirmative vote of a majority of the stock issued and outstanding, may at any annual, or upon notice at any special meeting, alter or amend these By-Laws.

          48. The Board of Directors, by the affirmative vote of a majority of the members, may alter or amend these By-Laws at any regular meeting of the
Board or at any special meeting of the Board, provided that notice of the proposed alteration or amendment has been given to each Director.